                                                                  Exhibit (B)(1)

                                                                  CONFORMED COPY



                                   AGREEMENT


                             DATED 27th April, 1998


                              (Pounds)500,000,000


                    MULTICURRENCY REVOLVING CREDIT FACILITY


                                      FOR


                                  TI GROUP plc


                                  ARRANGED BY


                               ABN AMRO BANK N.V.
                                 CITIBANK, N.A.
                                MIDLAND BANK plc


                                 ALLEN & OVERY
                                     London
                                  BK:236837.5

                                     INDEX

CLAUSE                                                               PAGE

1.   Interpretation.....................................................1
2.   The Facilities....................................................15
3.   Purpose...........................................................16
4.   Conditions precedent..............................................16
5.   Drawdown and Term-Out Option......................................17
6.   Repayment.........................................................18
7.   Prepayment and cancellation.......................................19
8.   Interest Periods..................................................21
9.   Interest..........................................................22
10.  Optional Currencies...............................................24
11.  Amount of Optional Currencies.....................................26
12.  Payments..........................................................27
13.  Taxes.............................................................29
14.  Market Disruption.................................................31
15.  Increased Costs...................................................33
16.  Illegality........................................................34
17.  Guarantee.........................................................34
18.  Representations and warranties....................................36
19.  Undertakings......................................................38
20.  Default...........................................................45
21.  The Agent and the Arrangers.......................................48
22.  Fees..............................................................53
23.  Expenses..........................................................54
24.  Stamp Duties......................................................54
25.  Indemnities.......................................................54
26.  Evidence and calculations.........................................56
27.  Amendments and waivers............................................56
28.  Changes to the Parties............................................57
29.  Disclosure of information.........................................60
30.  Set-off...........................................................60
31.  Pro rata sharing..................................................61
32.  Severability......................................................62
33.  Economic and monetary union.......................................62
34.  Counterparts......................................................64
35.  Notices...........................................................64
36.  Language..........................................................65
37.  Jurisdiction......................................................65
38.  Governing law.....................................................66

SCHEDULES

1.   Banks and Commitments.............................................67
     Part I - Banks and Commitments - Facility A.......................67
     Part II - Banks and Commitments - Facility B......................67
2.   Conditions Precedent Documents....................................68
     Part I - To be delivered before the First Loan....................68
     Part II - To be delivered by an Additional Borrower...............69
3.   Calculation of the MLA Cost.......................................70
4.   Form of Request...................................................72
5.   Forms of Accession Documents......................................73
     Part I - Novation Certificate.....................................73
     Part II - Borrower Accession Agreement............................74

Signatories............................................................75

THIS AGREEMENT is dated 27th April, 1998 between:

(1)  TI GROUP plc of 50 Curzon Street, London W1Y 7PN (the "COMPANY");

(2) TI INTERNATIONAL HOLDINGS LIMITED of 50 Curzon Street, London, W1Y 7PN ("TIIH");

(3) ABN AMRO BANK N.V., CITIBANK, N.A. and MIDLAND BANK plc as arrangers (in this capacity the "ARRANGERS");

(4)  THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "BANKS"); and

(5)  HSBC INVESTMENT BANK plc as agent (in this capacity the "AGENT").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "Additional Borrower"

     means a member of the Group which becomes a Borrower in accordance with Clause 28.4 (Additional Borrowers).

     "Affiliate"

     means a Subsidiary or a Holding Company (as defined in Section 736 of the Companies Act 1985) of a person or any other Subsidiary of that Holding Company.

     "Agent's Spot Rate of Exchange"

     means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on a particular day.

     "Borrower"

     means the Company, TIIH or an Additional Borrower.

     "Borrower Accession Agreement"

     means a letter in the form of Part II of Schedule 5 with such amendments as the Agent and the Company may agree.

     "Business Day"

     means a day (other than a Saturday or a Sunday) on which banks are open for business in:

     (a)   London; and

     (b) in relation to a transaction involving an Optional Currency (other than ECU prior to EMU or euros), the principal financial centre of the country of that Optional Currency; and

     (c) in relation to a transaction involving ECU (prior to EMU), Paris and Brussels.

     "Commencement Date"

     means the date of commencement of the third stage of EMU as contemplated by the Treaty (expected, as at the date of this Agreement, to be 1st January, 1999).

     "Commitment"

     means a Facility A Commitment or a Facility B Commitment.

     "Commitment Period"

     means the Facility A Commitment Period or the Facility B Commitment Period.

     "Compliance Certificate"

     means any certificate supplied to the Agent pursuant to Clause 19.4 (Compliance Certificates).

     "Dangerous Substances"

     means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour), the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives a risk of causing harm to man or any other living organism or damaging in any material respect the Environment or public health or welfare, including, but not limited to, any controlled, special, hazardous, toxic, radioactive or dangerous waste.

     "Default"

     means an Event of Default or a Potential Event of Default.

     "Drawdown Date"

     means the date of the advance of a Loan.

     "ECU"

     means the ECU, as referred to in Article 109(g) of the Treaty and as defined in Council Regulation (EC) No. 3320/94 that is from time to time used as the unit of account of the European Union. Changes to the ECU may be made by the European Union, in which event the ECU will change accordingly.

     "EMU"

     means Economic and Monetary Union as contemplated in the Treaty.

     "euro"

     means the single currency to be introduced on the Commencement Date.

     "Encumbrance"

     means any mortgage, pledge, lien, charge, assignment by way of security or hypothecation and, in relation to a jurisdiction other than England and Wales, any other agreement or arrangement having a similar effect to any of the foregoing (but expressly excluding title retention).

     "Environment"

     means the environment as defined in section 1(2) of the Environmental Protection Act 1990.

     "Environmental Law"

     means any common or statutory law, regulation, code of practice, circular, guidance note and the like (whether or not having the force of law but in respect of which compliance is customary) concerning the protection of human health, any living organism, the workplace or the Environment or Dangerous Substances.

     "Event of Default"

     means an event specified as such in Clause 20.1 (Events of Default).

     "Facility"

     means Facility A or Facility B.

     "Facility A"

     means the revolving credit facility referred to in Clause 2.1(a)(i) (The Facilities).

     "Facility A Commitment"

     means :

     (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Sterling set opposite its name in Part I of Schedule 1 under the heading "Facility A" and the amount of any other Bank's Facility A Commitment acquired by it under Clause 28 (Changes to the Parties); and

     (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Facility A Commitment acquired by it under Clause 28 (Changes to the Parties), to the extent not cancelled, transferred or reduced under this Agreement.

     "Facility A Commitment Period"

     means, for Facility A, the period from the date of this Agreement up to and including the Facility A Final Maturity Date.

     "Facility A Final Maturity Date"

     means the fifth anniversary of the date of this Agreement.

     "Facility A Loan"

     means a Loan drawn down or to be drawn down under Facility A.

     "Facility A Margin"

     means, for a Facility A Loan, 0.25 per cent. per annum.

     "Facility A Repayment Date"

     means the last day of the Interest Period for a Facility A Loan.

     "Facility B"

     means the revolving credit facility (with a term-out option) referred to in Clause 2.1(a)(ii) (The Facilities).

     "Facility B Commitment"

     means:

     (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Sterling set opposite its name in Part II of Schedule 1 under the heading "Facility B" and the amount of any other Bank's Facility B Commitment acquired by it under Clause 28 (Changes to the Parties); and

     (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Facility B Commitment acquired by it under Clause 28 (Changes to the Parties),

     to the extent not cancelled, transferred or reduced under this Agreement.

     "Facility B Commitment Period"

     means, for Facility B, the period from the date of this Agreement up to and including the Facility B Final Maturity Date or, if the Term-out Option is exercised, the Facility B Term Date.

     "Facility B Final Maturity Date"

     means:

     (a) the day falling 364 days after the date of this Agreement;

     (b) such later date as may apply under Clause 2.4 (Extension of Facility B Final Maturity Date); or

     (c) if the Term-out Option is exercised, the second anniversary of the Facility B Term Date.

     "Facility B Loan"

     means a Loan drawn down or to be drawn down under Facility B.

     "Facility B Margin"

     means, for a Facility B Loan, 0.25 per cent. per annum.

     "Facility B Repayment Date"

     means the last day of the Interest Period of a Facility B Loan.

     "Facility B Term Date"

     means, if the Term-out Option is exercised, the then scheduled Facility B Final Maturity Date immediately before the exercise of the Term-out Option.

     "Facility Office"

     means the office(s) notified by a Bank to the Agent:

     (a)  on or before the date it becomes a Bank; or

     (b)  by not less than five Business Days' notice,

     as the office(s) through which it will perform all or any of its obligations under this Agreement.

     "Fee Letter"

     means a letter dated the date of this Agreement between the Arrangers and the Company or the Agent and the Company setting out the amount of various fees referred to in Clause 22 (Fees).

     "Final Maturity Date"

     means the Facility A Final Maturity Date or the Facility B Final Maturity Date.

     "Finance Document"

     means:

     (a)  this Agreement;

     (b)  a Novation Certificate;

     (c)  a Fee Letter;

     (d)  a Borrower Accession Agreement;

     (e)  the Syndication Side-Letter;

     (f)  a Syndication Agreement; or

     (g)  any other document designated as such by the Agent and the Company.

     "Finance Party"

     means an Arranger, a Bank or the Agent.

     "Financial Indebtedness"

     means any indebtedness incurred by any member of the Group in respect of:

     (a)  moneys borrowed or raised;

     (b)  any debenture, bond, note, loan stock or other security;

     (c)  acceptance credits;

     (d) the acquisition cost of property, assets or services to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment was arranged primarily as a method of raising finance or financing the acquisition of the property, assets or services acquired, which shall not be inferred solely because the payment is interest-bearing, but excluding liabilities incurred in relation to the acquisition of property, assets or services in the ordinary course of business;

     (e) future rental payments under leases (whether in respect of land, machinery, equipment or otherwise, but excluding operating leases) entered into primarily as a method of raising finance or financing the acquisition of the property or asset leased;

     (f) receivables or bills sold or discounted (other than on a non-recourse basis);

     (g) any amount raised pursuant to any issue of preference shares which are redeemable at any time prior to or on the Facility A Final Maturity Date;

     (h) (for the purpose of Clause 20.1(e) (Cross-acceleration) only) any interest rate swap or currency swap; and

     (i) any guarantee or indemnity or other similar binding assurance in respect of indebtedness of a type described in paragraphs (a) to (g) (inclusive) above in respect of any person and (for the purpose of Clause 20.1(e) (Cross-acceleration) only) any guarantee or indemnity or other similar binding assurance in respect of indebtedness of a type described in paragraph (h) above in respect of any person, but excludes any obligation of a type described in paragraphs (a) to (i) (inclusive) above that is owed by a member of the Group to another member of the Group.

     "GROSS SHAREHOLDERS' FUNDS"

     means, as at any accounting date of the Group, the aggregate of:

     (a) the amount for the time being paid up or credited as being paid up on the issued share capital of the Company;

     (b) the consolidated reserves of the Group (including any share premium accounts and any capital reserves); and

     (c) the consolidated retained earnings of the Group (less any amount standing to the debit of the consolidated profit and loss account of the Group);

     before deducting, or if already deducted after adding back, any amount attributable to goodwill arising on consolidation,

     LESS any amount included in the above which is attributable to:

     (i)  equity interests of minority shareholders;

     (ii) intangible assets (other than goodwill arising on consolidation referred to above); and

     (iii) any revaluation of assets since 31 December 1997, other than a revaluation carried out by a professional external valuer,

     all as calculated in accordance with accounting principles or standards generally accepted in the United Kingdom applied in connection with the preparation of the consolidated accounts of the Group for that accounting date.

     "Group"

     means the Company and its Subsidiaries.

     "Information Memorandum"

     means an information memorandum referred to in a Syndication Agreement.

     "Interest Period"

     means each period determined in accordance with Clause 8 (Interest
     Periods).

     "LIBOR"

     means:

     (a) the rate per annum which appears on the relevant page on the Telerate Screen; or

     (b) if no such rate appears, the arithmetic mean (rounded upward to four decimal places) of the relevant offered rates which appear on the relevant page (if any) on the Reuters Screen; or

     (c) if no such rate appears on the Telerate Screen and one only or no offered rate appears on the relevant page of the Reuters Screen, or there is no relevant page on the Reuters Screen, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of the relevant Loan for a period comparable to the Interest Period of the relevant Loan.

     "Loan"

     means, subject to Clauses 8 (Interest Periods) and 10 (Optional Currencies), the principal amount of each borrowing by a Borrower under this Agreement or the principal amount outstanding of that borrowing.

     "Majority Banks"

     means, at any time, Banks:

     (a) whose participations in the Loans then outstanding aggregate more than 662/3 per cent. of all the Loans then outstanding; or

     (b) if there are no Loans then outstanding, whose Commitments then aggregate more than 662/3 per cent. of the Total Commitments; or

     (c) if there are no Loans then outstanding and the Total Commitments have been reduced to nil, whose Commitments aggregated more than 662/3 per cent. of the Total Commitments immediately before the reduction.

     "Margin"

     means the Facility A Margin or the Facility B Margin.

     "Measuring Assets"

     means:

     (a) in relation to the Group, as of any date of determination, the aggregate of the Group's fixed tangible assets, trade debtors and stocks, all computed on a consolidated basis and as would be shown on the Group's consolidated balance sheet prepared as of such date in accordance with accounting principles or standards generally accepted in the United Kingdom; and

     (b) in relation to any Subsidiary of the Company as of any date of determination, the aggregate of that Subsidiary's fixed tangible assets, trade debtors other than from members of the Group and stocks, as would be shown on an unconsolidated balance sheet of such Subsidiary prepared as of such date in accordance with accounting principles or standards generally accepted in the United Kingdom.

     "MLA Cost"

     means the cost imputed to the Bank(s) making a Loan in Sterling of compliance with the Mandatory Liquid Assets requirements of the Bank of England as determined in accordance with Schedule 3.

     "NET BORROWING COSTS"

     means, in respect of any financial period of the Group, all continuing, regular or periodic costs, charges and expenses (including, but not limited to, interest) shown in the relevant consolidated accounts of the Group as interest payable by any member of the Group plus any interest arising in such financial period which is capitalised by any member of the Group less all income shown in the relevant consolidated accounts of the Group as interest receivable by any member of the Group, all as calculated in accordance with accounting principles or standards generally accepted in the United Kingdom applied in connection with the preparation of the consolidated accounts of the Group for the relevant financial period.

     "Novation Certificate"

     has the meaning given to it in Clause 28.3 (Procedure for novations).

     "Optional Currency"

     means any currency (other than Sterling) which is for the time being freely transferable and convertible into Sterling and deposits of which are readily available in the London interbank market and, unless Sterling is replaced by the euro, includes euros.

     "Original Group Accounts"

     means the audited consolidated accounts of the Group for the year ended 31st December, 1997.

     "Original Sterling Amount"

     in relation to a Loan, means:

     (a)  if that Loan is denominated in Sterling, the amount of that Loan; or

     (b) if that Loan is denominated in an Optional Currency and is a Term Loan, the equivalent in Sterling of the amount of that Loan if it had first been drawn down and had remained denominated in Sterling; or

     (c) if that Loan is denominated in an Optional Currency and is a Revolving Loan, the equivalent in Sterling of that Loan calculated by reference to the Agent's Spot Rate of Exchange three Business Days before its Drawdown Date.

     "Party"

     means a party to this Agreement.

     "Principal Subsidiary"

     means a Subsidiary of the Company:

     (a) which has Measuring Assets exceeding 2.5% of Measuring Assets of the Group; or

     (b) the annual turnover of which (excluding sales between members of the Group) equals or exceeds 2.5% of the turnover of the Group (excluding sales between members of the Group) (or, on a pro forma basis in the case of a newly acquired or created Subsidiary, would have accounted for 2.5% or more of such turnover) for the most recent financial year, except that any company which becomes a Subsidiary of the Company after the date of this Agreement as the result of the acquisition of a business and which would otherwise be deemed a Principal Subsidiary shall not be a Principal Subsidiary for the purposes of this Agreement until 180 days after it becomes a Subsidiary of the Company, but no such Subsidiary shall, during that period, enter into any new transaction or incur any new liability which it would be prohibited from entering into or incurring if it were a Principal Subsidiary.

     "Profit Before Interest"

     means, in respect of any financial period of the Group, the consolidated profits on ordinary activities before taxation of the Group (before taking into account any exceptional or extraordinary items) adjusted by adding back Net Borrowing Costs and any goodwill amortised during that financial period of the Group, all as calculated in accordance with accounting principles or standards generally accepted in the United Kingdom applied in connection with the preparation of the consolidated accounts of the Group for the relevant financial period.

     "Potential Event of Default"

     means an event or circumstance which, with the giving of notice and/or lapse of time as provided in Clause 20.1 (Events of Default), would be likely to constitute an Event of Default.

     "Qualifying Bank"

     means:

     (a)  a person which is:

          (i) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988; and

          (ii) within the charge to U.K. corporation tax for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988 as regards any interest received by it under this Agreement; or

     (b) a person which is a bank or financial institution (whether incorporated in the U.K. or elsewhere) which, by virtue of the provisions of a double taxation agreement between the U.K. and the country of residence of that person is, subject only to a prior direction given to the Borrower by the U.K. Inland Revenue pursuant to an application by that person, eligible to have the payments made by the Borrower without any deduction or withholding in respect of Taxes.

     "Rate Fixing Day"

     means:

     (a) the first day of an Interest Period for a Loan denominated in Sterling (unless Sterling is replaced by euros); or

     (b) the second Business Day before the first day of an Interest Period for a Loan denominated in an Optional Currency or euros.

     "Reference Banks"

     means, subject to Clause 28.5 (Reference Banks), Midland Bank plc, Citibank, N.A. and ABN AMRO Bank N.V.

     "Relevant Taxes"

     means any Tax imposed, levied or assessed by or on behalf of:-

     (a)  the U.K.; or

     (b) any jurisdiction from or through which a relevant Borrower makes any payment under the Finance Documents;

     (c) any federation or organisation of which the U.K. or any jurisdiction referred to in paragraph (b) is a member; or

     (d)  any political sub-division or authority of any of the above.

     "Repayment Date"

     means a Facility A Repayment Date or a Facility B Repayment Date.

     "Request"

     means a request made by a Borrower for a Loan, substantially in the form of
     Schedule 4.

     "Revolving Loan"

     means a Facility A Loan or, prior to exercise of the Term-out Option, a Facility B Loan.

     "Rollover Loan"

     means a Loan whose Drawdown Date coincides with the Repayment Date of another Loan the Original Sterling Amount of which is equal to or less than the Original Sterling Amount of the other Loan.

     "Sterling" or "(Pounds)"

     means the lawful currency for the time being of the United Kingdom.

     "Subsidiary"

     means:

     (a) a subsidiary within the meaning of section 736 of the Companies Act 1985; and

     (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

     "SYNDICATION AGREEMENT"

     means an agreement between the Parties and other banks and financial institutions, substantially in the form set out in the schedule to the Syndication Side-Letter.

     "SYNDICATION SIDE-LETTER"

     means the letter between the Company and the Arrangers, dated the date of this Agreement, relating to primary syndication.

     "TAXES"

     includes all present and future income and other taxes, levies, imposts, deductions and charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof; "TAXATION" and "TAX" shall be construed accordingly.

     "Term Loan"

     means a Facility B Loan made after the exercise of the Term-out Option.

     "Term-out Option"

     means the option of the Company in Clause 5.4 (Term-out Option) to convert Facility B into a term loan facility.

     "Total A Commitments"

     means the aggregate of the Facility A Commitments of all the Banks, being (Pounds)250,000,000 at the date of this Agreement.

     "Total B Commitments"

     means the aggregate of the Facility B Commitments of all the Banks, being (Pounds)250,000,000 at the date of this Agreement.

     "Total Commitments"

     means the aggregate of the Total A Commitments and the Total B Commitments, being (Pounds)500,000,000 at the date of this Agreement.

     "Total Consolidated Net Borrowings"

     means, as at any accounting date of the Group, the aggregate (without double counting and excluding borrowings between members of the Group) of:

     (a)  all short term borrowings falling due within one year;

     (b)  all loans and other borrowings falling due after more than one year;
          and

     (c) all obligations of the types described in subparagraphs (a) or (b) above of third parties outside of the Group to the extent guaranteed by any member of the Group,

     in the case of each of paragraphs (a) and (b) above, as shown in the consolidated accounts of the Group as at that accounting date,

     LESS the aggregate of:

     (i)   all cash in hand and cash balances with banks;

     (ii)  all time deposits; and

     (iii) all short term investments and marketable securities including, without limitation to the generality of the foregoing, commercial paper with a maturity of not more than twelve months, certificates of deposit and U.K. treasury bills, all as calculated in accordance with accounting principles or standards generally accepted in the United Kingdom applied in connection with the preparation of the consolidated accounts of the Group for that accounting date.

     "Treaty"

     means the Treaty Establishing the European Community, being the Treaty of Rome of 25th March, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7th February, 1992 and came into force on 1st November, 1993), as amended from time to time.

     "U.K."

     means the United Kingdom of Great Britain and Northern Ireland.

1.2  CONSTRUCTION

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

          "ASSETS" includes present and future properties, revenues and rights of every description;

          an "AUTHORIZATION" includes an authorization, consent, approval, resolution, licence, exemption, filing and registration;

          a "CURRENCY" includes ECU;

          a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

          (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

          (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

          a "PERSON" includes any person, company, partnership, association, government, state, agency or other entity or any of its successors and assigns;

          a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type which the person to whom it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

          a "SCREEN" or "PAGE" on a "SCREEN" in the definition of "LIBOR" includes any replacement screen or page nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers Association Interest Settlement Rates for deposits in various currencies;

     (ii) a provision of law is a reference to that provision as amended or re-enacted;

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

     (v)  a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.   THE FACILITIES

2.1  THE FACILITIES

(a) Subject to the terms of this Agreement, the Banks agree to make available to the Borrowers the following facilities:

     (i) a multicurrency revolving credit facility under which the Banks agree to make Facility A Loans to the Borrowers up to an aggregate Original Sterling Amount not exceeding the Total A Commitments; and

     (ii) a multicurrency revolving credit facility (with a term-out option) under which the Banks agree to make Facility B Loans to the Borrowers up to an aggregate Original Sterling Amount not exceeding the Total B Commitments.

(b) The aggregate Original Sterling Amount of all outstanding Loans shall not exceed the Total Commitments.

(c) No Bank is obliged to lend if it would cause the Original Sterling Amount of its participations in the Loans to exceed its Commitment.

2.2  NUMBER OF LOANS AND CURRENCIES

     Unless otherwise agreed by the Agent, no more than 15 Loans may be outstanding at any time and Loans may not be denominated in more than 5 currencies at any time.

2.3  NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.4  EXTENSION OF FACILITY B FINAL MATURITY DATE

(a) The Company may, by not more than 60 days' nor less than 30 days' notice prior to the then current Facility B Final Maturity Date, request an extension of the then current Facility B Final Maturity Date to a date falling not more than 364 days after the date of the then current Facility B Final Maturity Date.

(b) If the Agent has received, not less than 10 days before the then current Facility B Final Maturity Date, a notice of acceptance to any request made by the Company under paragraph (a) above from all the Banks, the Facility B Final Maturity Date shall be extended to the date falling 364 days after the date of the then current Facility B Final Maturity Date and the Agent shall promptly notify the Company accordingly.

(c) The Agent shall notify the Banks promptly on receipt of any notice under paragraph (a) above and any such notice will be irrevocable.

3.   PURPOSE

     Each Borrower shall apply each Loan made to it towards general corporate purposes (including the financing of acquisitions, as a commercial paper back-up and as a stand-by). Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.   CONDITIONS PRECEDENT

4.1  DOCUMENTARY CONDITIONS PRECEDENT

     No Borrower may deliver the first Request until the Agent has notified the Company and the Banks that it has received all of the documents set out in
     Part I of Schedule 2 in form and substance satisfactory to the Agent, which the Agent shall do promptly on receipt.

4.2  FURTHER CONDITIONS PRECEDENT

     The obligations of each Bank to participate in any Loan under Clause 5.3 (Advance of Loan) are subject to the further conditions precedent that:

     (a)  on both the date of the Request (if applicable) and the Drawdown Date:

          (i) in the case of a Rollover Loan, no Event of Default is outstanding or would result from the making of that Rollover Loan;

          (ii)   in the case of any other Loan:

               (A) no Default is outstanding or would result from the making of the Loan; and

               (B) the representations and warranties in Clause 18 (Representations and warranties) to be repeated on those dates are correct, and will be correct immediately after the Loan is made, in all material respects; and

     (b) the making of the Loan would not cause Clause 2.1 (The Facilities) or Clause 2.2 (Number of Loans and currencies) to be contravened.

5.   DRAWDOWN AND TERM-OUT OPTION

5.1  COMMITMENT PERIOD

     A Borrower may borrow a Loan during the relevant Commitment Period if the Agent receives, not later than 11.00 a.m., three (or, in the case of a Loan in Sterling, one) Business Day(s) before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable and, subject to the terms of this Agreement, shall oblige the Borrower to borrow the Loan.

5.2  COMPLETION OF REQUESTS

     A Request will not be regarded as having been duly completed unless:

     (a) it specifies whether the Loan is a Facility A Loan or a Facility B
         Loan;

     (b) the Drawdown Date is a Business Day falling on or before the final day of the relevant Commitment Period;

     (c)  if the currency selected is Sterling, the amount of the Loan is:

          (i) a minimum of (Pounds)5,000,000 and an integral multiple of (Pounds)1,000,000; or

          (ii) if the Loan is a Facility A Loan, the balance of the undrawn Total A Commitments; or

          (iii) if the Loan is a Facility B Loan, the balance of the undrawn Total B Commitments; or

          (iv) such other amount as the Agent may agree;

     (d) if the currency selected is an Optional Currency, the amount of the Loan is:

          (i) an integral multiple of 1,000,000 of the largest currency unit of that Optional Currency but at least the equivalent of (Pounds)5,000,000; or

          (ii) if the Loan is a Facility A Loan, the balance of the undrawn Total A Commitments; or

          (iii) if the Loan is a Facility B Loan, the balance of the undrawn Total B Commitments; or

          (iv) such other amount as the Agent may agree;

     (e) the amount selected under paragraph (c) or (d) above does not cause Clause 2.1 (The Facilities) to be contravened;

     (f)  the currency selected complies with Clause 10 (Optional Currencies);

     (g) the Interest Period selected complies with Clause 8 (Interest Periods) and does not extend beyond the relevant Final Maturity Date; and

     (h)  the payment instructions comply with Clause 12 (Payments).

5.3  ADVANCE OF LOAN

(a) The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

(b) Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Agent for the Borrower on the relevant Drawdown Date.

(c) The amount of each Bank's participation in the Loan will be the proportion of the Loan which its relevant Commitment bears to the Total A Commitments or the Total B Commitments on the proposed Drawdown Date.

5.4  TERM-OUT OPTION

(a) The Company may by notice to the Agent convert Facility B into a term loan facility.

(b)  With effect from the date of the notice under paragraph (a) above:-

     (i) the Facility B Final Maturity Date shall be the date falling on the second anniversary of the Facility B Term Date; and

     (ii) Facility B Loans may, subject to the terms of this Agreement, be borrowed for the remainder of the Facility B Commitment Period, but all subsequent Facility B Loans will be Term Loans.

6.   REPAYMENT

6.1  REPAYMENT

(a) Each Borrower shall repay each Facility A Loan made to it in full on its Facility A Repayment Date.

(b) (i) Subject to sub-paragraph (ii) below, each Borrower shall repay each Facility B Loan made to it in full on its Facility B Repayment Date.

     (ii) After the exercise of the Term-out Option, each Borrower shall repay each Facility B Loan made after that date in full on the Facility B Final Maturity Date.

6.2  RE-BORROWING

     Subject to the other terms of this Agreement:

     (a) any amounts repaid under Clause 6.1(a) (Repayment) may be re-borrowed; and

     (b) any amounts repaid under Clause 6.1(b) (Repayment) may, if the Term-out Option has not been exercised, be re-borrowed.

7.   PREPAYMENT AND CANCELLATION

7.1  AUTOMATIC CANCELLATION

(a) The Facility A Commitment of each Bank shall be automatically cancelled at the close of business in London on the Facility A Final Maturity Date.

(b) (i) If the Term-out Option has not been exercised, the Facility B Commitment of each Bank shall be automatically cancelled at the close of business in London on the Facility B Final Maturity Date.

     (ii) If the Term-out Option has been exercised, the undrawn amount of the Facility B Commitment of each Bank shall be automatically cancelled on the Facility B Term Date.

7.2  VOLUNTARY CANCELLATION

(a) The Company may, by giving not less than 10 days' prior notice (or such shorter period as the Majority Banks may agree) to the Agent, cancel the undrawn amount of the Total A Commitments or the Total B Commitments in whole or in part (but, if in part, in a minimum of (Pounds)5,000,000 and an integral multiple of (Pounds)1,000,000).

(b) Any cancellation in part shall be applied against the relevant Commitment of each Bank pro rata.

7.3  VOLUNTARY PREPAYMENT

     A Borrower may, by giving not less than 10 days' prior notice (or such shorter period as the Majority Banks may agree) to the Agent, and, subject to Clause 25.2(b) (Other indemnities), prepay any Loan in whole or in part (but, if in part, in a minimum amount of (Pounds)5,000,000 and an integral multiple of (Pounds)1,000,000 or if the Loan is denominated in an Optional Currency an integral multiple of 1,000,000 of the largest currency unit of that Optional Currency but at least the equivalent of (Pounds)5,000,000).

7.4  ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

     If:

     (a) a Borrower is required to pay to a Bank any additional amounts under Clause 13 (Taxes); or

     (b) a Borrower is required to pay to a Bank any amount under Clause 15 (Increased costs); or

     (c) interest on a Bank's participation in a Loan is being calculated in accordance with Clause 14.3(d) (Alternative basis),

     then, without prejudice to the obligations of any Borrower under those Clauses, the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice and subject to Clause 25.2(b) (Other indemnities):

     (i) each Borrower shall prepay that Bank's participation in all the Loans made to it; and

     (ii) the Commitments of that Bank shall be cancelled.

7.5  MITIGATION

     If, in respect of any Bank, circumstances arise which would, or would on the giving of notice, result in:

     (a)  any additional amounts becoming payable under Clause 13 (Taxes); or

     (b)  any amount becoming payable under Clause 15 (Increased costs); or

     (c) any prepayment, early payment or cancellation under Clause 16 (Illegality),

     then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrowers under this Agreement and without prejudice to the terms of those Clauses, that Bank shall, in consultation with the Company through the Agent, and to the extent that it can do so lawfully and without prejudice to its own position, take such reasonable steps as may be open to it to mitigate or remove such circumstances, including (without limitation) the transfer of its rights and obligations under this Agreement to another branch or another bank or financial institution acceptable to the Company, unless to do so might (in the opinion of the Bank) be prejudicial to it.

7.6  MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 25.2 (Other indemnities), without premium or penalty.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(e) Without prejudice to the rights of a Borrower to re-borrow under Clause 6.2 (Re-borrowing), no amount prepaid under this Agreement (otherwise than under Clause 7.3 (Voluntary prepayment)) may subsequently be re-borrowed.

7.7  CANCELLATION FOLLOWING CHANGE OF CONTROL

(a) If any person, or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers) acquires control (as defined in section 416 of the Income and Corporation Taxes Act 1988) of the Company, the Company shall immediately notify the Agent, specifying the date of the change of control and, so far as known to it, the names of the person or persons which have acquired control.

(b) The Majority Banks shall be entitled, within a period of 30 days after the date of the notice from the Company under paragraph (a) above, to require the Agent to give notice to the Company (a "CANCELLATION NOTICE") terminating the Facilities and specifying the date, being not less than 45 days after the date of the cancellation notice from the Agent, on which the Facilities shall terminate.

(c)  On the date referred to in the cancellation notice given by the Agent:

     (i) the Facilities shall be cancelled; and

     (ii) each Borrower shall prepay all Loans made to it together with accrued interest and all other amounts payable by it under the Finance Documents.

(d)  Any cancellation notice is irrevocable.

(e) If the Company gives notice under paragraph (a) above, then, unless the Majority Banks otherwise agree, only Rollover Loans may be made during the period from the date of that notice to:

     (i)  the latest date on which the Agent can give a cancellation notice; or

     (ii) if earlier, the date on which the Agent notifies the Company that it will not give the cancellation notice; or

     (iii) if the Agent gives a cancellation notice, the date specified in the cancellation notice on which the Facilities shall terminate.

8.   INTEREST PERIODS

8.1  SELECTION

(a)  (i)  Each Term Loan  will have successive Interest Periods.

     (ii) Each Revolving Loan has one Interest Period only.

(b) A Borrower may select the Interest Period for a Revolving Loan in the relevant Request. Each Interest Period for a Revolving Loan will commence on its Drawdown Date.

(c) A Borrower may select the Interest Period for a Term Loan by a notice received by the Agent not later than three (or, in the case of Sterling, one) Business Day(s) before the commencement of that Interest Period. Each Interest Period for a Term Loan (other than the first which shall commence on its Drawdown Date) shall commence on the expiry of its preceding Interest Period.

(d) Subject to the following provisions of this Clause 8, each Interest Period will be one, two, three or six months or any other period agreed by the relevant Borrower and the Banks.

(e) If a Borrower fails to select an Interest Period for a Term Loan in accordance with paragraph (c) above, that Interest Period will, subject to the other provisions of this Clause 8, be three months.

8.2  NON-BUSINESS DAYS

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.3  NO OVERRUNNING OF A FINAL MATURITY DATE

     If an Interest Period would otherwise overrun the relevant Final Maturity Date, it will be shortened so that it ends on that Final Maturity Date.

8.4  OTHER ADJUSTMENTS

     The Agent (after consultation with the Banks) and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

8.5  NOTIFICATION

     The Agent shall notify the relevant Borrower and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

9.   INTEREST

9.1  INTEREST RATE

     The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of the applicable:

     (a)  Margin;

     (b)  LIBOR; and

     (c)  in the case of a Loan in Sterling, MLA Cost.

9.2  DUE DATES

     Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on the last day of each Interest Period for that Loan and also, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.

9.3  DEFAULT INTEREST

(a) (i) If a Borrower fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be one per cent. per annum above, subject to sub-paragraph (ii) below, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration as the Agent may determine (each a "DESIGNATED INTEREST PERIOD").

     (ii) If the overdue amount is a principal amount of a Loan and it becomes due and payable prior to the last day of an Interest Period for that Loan, then:

          (1) the first Designated Interest Period for that overdue sum will be the unexpired portion of that Interest Period; and

          (2) the rate of interest on the overdue amount for that first Designated Interest Period will be one per cent per annum above the rate on the overdue amount under Clause 9.1 (Interest rate) immediately before the due date.

          After the expiry of the first Designated Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-paragraph (i) above.

(b) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(c) If, for any Designated Interest Period, LIBOR cannot be determined, the rate of interest applicable to any overdue amount shall be the aggregate of one per cent. per annum, the Margin and the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards to the nearest four decimal places) of the rates notified by each Reference Bank to the Agent before the last day of the Designated Interest Period to be those which express as a percentage rate per annum the cost to it of funding from whatever source it may reasonably select its portion of the overdue amount, for the Designated Interest Period.

(d) Default interest will be compounded at the end of each Designated Interest Period.

9.4  NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.  OPTIONAL CURRENCIES

10.1 SELECTION

(a) A Borrower shall select the currency of a Revolving Loan in the relevant Request.

(b) A Borrower shall select the currency of a Term Loan for an Interest Period in a notice received by the Agent not later than 11.00 a.m. three (or, if the currency is Sterling, one) Business Day(s) before the commencement of that Interest Period. A Borrower may specify whether that Term Loan is to be denominated in more than one currency, and, if so, the amount in Sterling of each such currency (being an integral multiple of 1,000,000 of the largest currency unit of that Optional Currency but at least the equivalent of (Pounds)5,000,000 or the balance of the Term Loan, if more).

(c)  The currency of each Loan must be Sterling or an Optional Currency.

(d) If a Borrower fails to give a notice in respect of a Term Loan in accordance with paragraph (b) above, that Loan will remain denominated for its next Interest Period in the same currency in which it is then denominated.

(e) Each part of a Loan which is to be denominated in a different currency from any other part of that Loan shall be treated as a separate Loan.

(f) The Agent shall notify each Bank and each Borrower of the Original Sterling Amount of each Loan denominated in an Optional Currency and the applicable Agent's Spot Rate of Exchange promptly after they are ascertained.

10.2 REVOCATION OF CURRENCY

     If before 9.30 a.m. on any Rate Fixing Day the Agent receives notice from a Bank that:

     (a) it is impracticable for that Bank to fund its participation in the Loan in the relevant Optional Currency during that Interest Period in the ordinary course of business in the London interbank market; and/or

     (b) the use of the proposed Optional Currency might contravene any law or regulation,

     the Agent shall give notice to the relevant Borrower and to the Banks to that effect before 11.00 a.m. on that day. In this event:

     (i) the Borrower and the Banks may agree that the drawdown will not be made; or

     (ii) in the absence of agreement that Bank's participation in the Loan (or if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in Sterling during that Interest Period.

10.3 ECU

(a)  If, at any time prior to EMU:

     (i) the ECU ceases to be utilised as the basic accounting unit of the European Union; or

     (ii)  the ECU ceases to be used in the European Monetary System; or

     (iii) it becomes illegal, impossible or impracticable for payments to be made under this Agreement in ECU; or

     (iv)  the Agent determines that any event mentioned in sub-paragraphs (i) -
           (iii) above is likely to occur before the Facility A Final Maturity Date,

     then:

     (1) the Agent shall notify the Company and the Banks promptly upon becoming aware of the event;

     (2) the Banks shall not be obliged to make any Loans denominated in ECU on or after the date of that notification; and

     (3) subsequently each amount which would otherwise have been payable by the Borrowers under this Agreement in ECU shall be paid by the Borrowers in Sterling or another currency acceptable to the Banks (the "REPLACEMENT CURRENCY") and the amount of the replacement currency so payable will be determined in accordance with paragraph
           (b) below.

(b)  (i)   The equivalent in the replacement currency of any Loan in ECU for the purposes of paragraph (a) above will be calculated by the Agent as the sum of the equivalent in the replacement currency of the components of the ECU;

     (ii) the components of the ECU for this purpose will be the currency amounts that were components of the ECU when the ECU was most recently used in the European Monetary System, except that, if the ECU is being used for the settlement of transactions by public institutions of or within the European Union, or was so used after its most recent use in the European Monetary System, the components will be:

           (1) the currency amounts that are components of the ECU as so used on the day the calculation of the amount of the replacement currency is to be made (the "DAY OF VALUATION"); or

           (2) the currency amounts that were components of the ECU when it was most recently so used, as appropriate;

     (iii) the rates to be used by the Agent for the above purposes will be its rates for the purchase in the London foreign exchange market of the replacement currency with each of the components at or about 11.00 am on the day of valuation for value on the day the relevant payment in the replacement currency is due; and

     (iv) the day of valuation will be the day determined by the Agent for the purposes of calculating the equivalent in the replacement currency of any amount in ECU and, unless the Agent considers it inappropriate, will be the day two Business Days before the relevant payment in the replacement currency is due.

11.   AMOUNT OF OPTIONAL CURRENCIES

11.1  CHANGE OF CURRENCY

(a) If a Term Loan is to be continued during its next Interest Period in a different currency (the "NEW CURRENCY") from that in which it is currently denominated, the Term Loan shall be repaid by the relevant Borrower in full at the end of its current Interest Period in the currency in which it is then denominated and, subject to the terms of this Agreement, shall be forthwith re-advanced by the Banks in the new currency.

(b) If the new currency is Sterling, the amount of each Bank's participation in that Term Loan will be its participation in the Original Sterling Amount of that Term Loan for that Interest Period.

(c) If the new currency is an Optional Currency, the amount of each Bank's participation in that Term Loan will be determined by converting into the new currency its participation in the Original Sterling Amount of that Term Loan on the basis of the Agent's Spot Rate of Exchange three Business Days before the commencement of that Interest Period.

11.2  SAME OPTIONAL CURRENCY

(a) If a Term Loan is to be continued during its next Interest Period in the same Optional Currency as that in which it is denominated during its current Interest Period, there shall be calculated the difference between the amount of the Term Loan (in that Optional Currency) for the current Interest Period and for the next Interest Period. The amount of the Term Loan for the next Interest Period will be determined by notionally converting into that Optional Currency the Original Sterling Amount of the Term Loan on the basis of the Agent's Spot Rate of Exchange three Business Days before the commencement of that Interest Period.

(b)   At the end of the current Interest Period (but subject always to paragraph
      (c) below):

      (i) if the amount of the Term Loan for the next Interest Period is less than for the preceding Interest Period, the relevant Borrower shall repay the difference; or

      (ii) if the amount of the Term Loan for the next Interest Period is greater, each Bank shall (unless an Event of Default has occurred which is then continuing) forthwith make available to the Agent for that Borrower its participation in the difference.

(c) If the Sterling equivalent of a Loan calculated by reference to the Agent's Spot Rate of Exchange for the next Interest Period shows an appreciation or depreciation of the Optional Currency against Sterling of less than five per cent. when compared with the Sterling equivalent of a Loan calculated by reference to the Original Exchange Rate, no amounts are payable in respect of the difference. In this Clause 11 "ORIGINAL EXCHANGE RATE" means the Agent's Spot Rate of Exchange used for determining the amount of the Optional Currency for the Interest Period which is the later of the following:

      (i) the Interest Period during which the Term Loan was first denominated in that Optional Currency if the Term Loan has since then remained denominated in that Optional Currency; and

      (ii) the most recent Interest Period immediately prior to which a difference was required to be paid under this Clause 11.2.

11.3  NOTIFICATION

      The Agent shall notify the Banks and the relevant Borrower of Optional Currency amounts (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

12.   PAYMENTS

12.1  PLACE

      All payments by a Borrower or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of ECU or euros, any major financial centre in which payment in ECU or euros can be effected) as it may notify to that Borrower or Bank for this purpose. A payment by a Borrower under the Finance Documents to the Agent in accordance with this Clause constitutes a good discharge of that Borrower's obligation.

12.2  FUNDS

      Payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

12.3  DISTRIBUTION

(a) Each payment received by the Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of ECU or euros, any major financial centre in which payment in ECU or euros can be effected) as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) If the relevant Borrower agrees, the Agent may apply any amount received by it for a Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where the Repayment Date for an outstanding Loan coincides with the Drawdown Date for a new Loan to the same Borrower to be denominated in the same currency as the outstanding Loan, the Agent shall apply the new Loan in or towards repayment of the outstanding Loan so that:-

      (i) where the amount of the outstanding Loan exceeds the amount of the new Loan, the relevant Borrower shall be required to repay only the excess; and

      (ii) where the amount of the outstanding Loan is exactly the same as or less than the amount of the new Loan, the relevant Borrower shall not be required to make any payment of principal.

(d) Where a sum is to be paid to the Agent under this Agreement for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

12.4 CURRENCY

(a) A repayment or prepayment of a Loan or any part of a Loan is payable in the currency in which the Loan is denominated on its due date.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Documents, payable in Sterling.

12.5 SET-OFF AND COUNTERCLAIM

     All payments made by a Borrower under the Finance Documents shall be made without set-off or counterclaim.

12.6 NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

12.7 PARTIAL PAYMENTS

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrowers under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrowers under the Finance Documents in the following order:

     (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

     (ii) SECONDLY, in or towards payment of any commitment fee due under Clause 22.3 (Commitment fee) but unpaid or any utilisation fee due under Clause 22.4 (Utilisation fee) but unpaid;

     (iii) THIRDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

     (iv) FOURTHLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

     (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by a Borrower.

13.  TAXES

13.1 GROSS-UP

     All payments by a Borrower under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any Relevant Taxes, except to the extent that the Borrower is required by law to make payment subject to any Relevant Taxes. If any Relevant Tax, or amounts in respect of Relevant Tax, must be deducted from any amounts payable or paid by a Borrower, or paid or payable by the Agent to a Bank, under the Finance Documents, the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to Relevant Tax.

13.2 TAX RECEIPTS

     All Relevant Taxes required by law to be deducted by a Borrower from any amounts paid or payable under the Finance Documents shall be paid by the relevant Borrower when due and the Borrower shall, within 30 days of the payment being made, deliver to the Agent for the relevant Bank appropriate evidence that the payment has been duly remitted to the appropriate authority.

13.3 QUALIFYING BANKS

(a) Subject to paragraph (b) below, if a Bank is not or ceases to be a Qualifying Bank no Borrower will be liable to pay to that Bank under Clause
     13.1 (Gross-up), any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the U.K. in excess of the amount it would have been obliged to pay if that Bank had been, or had not ceased to be, a Qualifying Bank.

(b) Paragraph (a) above does not apply if a Bank ceases to be a Qualifying Bank as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation or any practice or concession of the U.K. Inland Revenue occurring after the date of this Agreement.

(c)  (i)   Each Bank represents and warrants to each Borrower that it is a
           Qualifying Bank. Subject to sub-paragraph (iii) below, this representation and warranty shall be deemed to be repeated by each Bank on each date on which it participates in the making of a Loan and on each date on which any payment of interest in respect of any Loan is due to be made to it pursuant to this Agreement.

     (ii) If the Income and Corporation Taxes Act 1988 or any applicable double taxation agreement is amended or repealed or there is any change in the interpretation thereof, the Agent may, after consultation with the Company, amend this representation to reflect the amendment or repeal of that Act or double taxation agreement or change in interpretation.

     (iii) If the Income and Corporation Taxes Act 1988 or any applicable double taxation agreement is amended or repealed, or there is a change in interpretation, in a manner which requires an amendment to the representation under sub-paragraph (i) no Bank is obliged to make the representation unless and until the representation is amended in a manner acceptable to the Bank.

(d) Each Finance Party shall cooperate with the relevant Borrower and the Agent in respect of any application to the relevant revenue authorities by the completion and execution (as soon as reasonably practicable following a request from the Borrower or the Agent) of such certificates, claim forms or other documentation as:

     (i) the Finance Party is reasonably able to complete and execute without incurring any liability or significant administrative burden on its part; and

     (ii) the Borrower or the Agent reasonably requests for the purpose of enabling the Borrower or the Agent to obtain authorisation from the relevant revenue authorities to make interest payments in full without deduction or withholding of Tax.

(e) No additional amount shall be payable pursuant to Clause 13.1 (Gross-up) in respect of any deduction or withholding for or on account of Tax which would not have been required to be deducted or withheld if the person to whom that payment was made had complied with the obligations assumed by it under paragraph (d) above or the Inspector of Foreign Dividends had given the requisite clearance.

13.4  REIMBURSEMENT OF TAX CREDITS

     If:-

     (a)  a Borrower pays any additional amount (a "TAX PAYMENT") under Clause
          13.1 (Gross-up); and

     (b) a Bank effectively obtains a refund of Tax, or credit against Tax on its overall net income, by reason of that Tax Payment (a "TAX CREDIT"); and

     (c) that Bank is able to identify such Tax Credit as being attributable to the Tax Payment, then the Bank shall reimburse to the relevant Borrower such proportion of such Tax Credit as will leave the Bank, after that reimbursement, in no better or worse position than it would have been in if such Tax Payment had not been required. Each Bank shall use its reasonable endeavours to claim any Tax Credit which may be due to it unless to do so might be prejudicial to it. No Bank shall be obliged to disclose any information regarding its tax affairs or computations to any Borrower.

13.5 CLAWBACK OF TAX CREDITS

     If any Bank pays all or any part of a Tax Credit to any Borrower pursuant to Clause 13.4 (Reimbursement of Tax Credits) and the Bank subsequently determines, in its reasonable judgment, that the Tax Credit in respect of which the payment was made was not available to it or has been withdrawn from it or that it was unable to use such Tax Credit in full, the relevant Borrower shall reimburse the Bank to the extent the Bank determines, in its reasonable judgment, to be required to place it in the same after-tax position as it would have been in if the Tax Credit had been obtained and fully used and retained by such Bank. Any reimbursement made by any Borrower to any Bank under this Clause in respect of any payment of all or any part of a Tax Credit made by the Bank to the Borrower pursuant to Clause 13.4 shall not exceed the amount of such Tax Credit received by the Borrower.

14.  MARKET DISRUPTION

14.1 ABSENCE OF QUOTATIONS

     If LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on the relevant Rate Fixing Day, the applicable LIBOR shall, subject to Clause
     14.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

14.2 MARKET DISRUPTION

          If:

     (a) LIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. on the Rate Fixing Day or the Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR; or

     (b) the Agent receives notification from Banks whose participations in a Loan exceed 50 per cent. of that Loan that, in their opinion:

          (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

          (ii) by reason of factors affecting the London interbank market generally, the cost to them of matching deposits in the London interbank market would be in excess of the relevant LIBOR,

     the Agent shall promptly notify the relevant Borrower and the Banks of the fact and that this Clause 14 is in operation.

14.3 ALTERNATIVE BASIS

     If a notification under Clause 14.2 (Market disruption) applies:

     (a) (i) in the case of a Loan which has not been made, unless the relevant Borrower notifies the Agent to the contrary before close of business on the day it received the notification under Clause
               14.2 (Market disruption), the Loan shall still be made but it shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with paragraph (d) below; and

          (ii) in the case of a Loan which has been made or a Rollover Loan, the Loan shall continue or be made, as appropriate, but it shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with paragraph (b), (c) or
               (d) below;

     (b) within five Business Days of receipt of the notification for a Loan, referred to in sub-paragraph (a) (ii) above, the Company and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan;

     (c) any alternative basis agreed under paragraph (b) above shall be, with the prior consent of all the Banks, binding on all the Parties;

     (d) if no alternative basis is agreed or in the case of a Loan referred to in sub-paragraph (a) (i) above, each Bank shall (through the Agent) certify on or before 10.00 a.m. on the last day of the Interest Period (in respect of a Loan in Sterling) or 10.00 a.m. on the second Business Day before the last day of the Interest Period (in respect of a Loan in an Optional Currency or euros) to which the notification relates an alternative basis for maintaining its participation in that Loan;

     (e) any alternative basis under paragraph (b) or (d) above may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to each Bank of funding its participation in the Loan from whatever sources it may select in order to provide the relevant Borrower with funds on as economic a basis as is practicable (having regard to the sources then known to the Bank) plus the Margin plus any applicable MLA Cost;

     (f) each alternative basis so certified shall be binding on the Borrowers and each certifying Bank and treated as part of this Agreement; and

     (g) the Agent and the Company shall consult in good faith following any significant change in market conditions with a view to returning to the normal provisions of this Agreement.

15.  INCREASED COSTS

15.1 INCREASED COSTS

(a) Subject to Clause 15.2 (Exceptions), the Company shall within 14 days of demand by a Bank pay to that Bank the amount of any increased cost incurred by it or its Holding Company as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation or application of any law or regulation; or

     (ii) compliance with any regulation made after the date of this Agreement,

     including any law or regulation relating to taxation, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b)  In this Agreement "INCREASED COST" means:

     (i) an additional cost incurred by a Bank or its Holding Company as a result of having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

     (ii) that portion of an additional cost incurred by a Bank or its Holding Company in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Bank's participations in the Loans made or to be made under this Agreement as is attributable to that Bank making, funding or maintaining those participations; or

     (iii) a reduction in any amount payable to a Bank or its Holding Company or the effective return to a Bank or its Holding Company under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

     (iv) the amount of any payment made by a Bank or its Holding Company, or the amount of any interest or other return foregone by a Bank or its Holding Company, calculated by reference to any amount received or receivable by that Bank or its Holding Company from any other Party under this Agreement.

15.2 EXCEPTIONS

     Clause 15.1 (Increased costs) does not apply to any increased cost:

     (a)  compensated for by the payment of the MLA Cost; or

     (b)  referred to in Clause 13 (Taxes); or

     (c) attributable to tax on the overall net income of a Bank or its Holding Company; or

     (d)  which is referable to a default by a Bank or its Holding Company.

16.  ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

     (a)  that Bank may notify the Company through the Agent accordingly; and

     (b) (i) each Borrower shall forthwith or (if later) on the latest date(s) permitted by the relevant law prepay the participations of that Bank in all the Loans made to it; and

          (ii) the Commitments of that Bank shall forthwith or (if later) on the latest date(s) permitted by the relevant law be cancelled.

17.  GUARANTEE

17.1 GUARANTEE

     The Company irrevocably and unconditionally:

     (a) as principal obligor guarantees to each Finance Party prompt performance by each Borrower of all its obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Company shall forthwith on demand by the Agent pay that amount as if the Company instead of the relevant Borrower were expressed to be the principal Borrower; and

     (c) indemnifies as primary obligor each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Company is or becomes unenforceable, invalid or illegal.

17.2 CONTINUING GUARANTEE

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3 REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Company under this Clause 17 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.4 WAIVER OF DEFENCES

     The obligations of the Company under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

     (a) any time or waiver granted to, or composition with, any Borrower or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

     (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

     (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Company's obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

     (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Company's obligations under this Clause 17 be construed as if there were no such circumstance.

17.5 IMMEDIATE RECOURSE

     The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause 17.

17.6 APPROPRIATIONS

     Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit

          (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

     (b) hold in a suspense account any moneys received from the Company or on account of the Company's liability under this Clause 17, and interest will accrue on those moneys at the rate payable by the relevant Borrower on the corresponding amount outstanding under this Agreement.

17.7 NON-COMPETITION

     Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, the Company shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 17:

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Company's liability under this Clause 17;

     (b) claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower,

     unless the Agent otherwise directs. The Company shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7 or as directed by the Agent.

17.8 ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

18.  REPRESENTATIONS AND WARRANTIES

18.1 REPRESENTATIONS AND WARRANTIES

     Each Borrower makes the representations and warranties set out in this Clause 18.2 (Status) to 18.9 (Litigation) inclusive to each Finance Party on the date of this Agreement.

18.2 STATUS

     It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation, possessing perpetual corporate existence and the capacity to sue and be sued in its own name, has the power to own its property and assets and carry on its business as it is now being conducted.

18.3 POWERS AND AUTHORITY

     It has the power to enter into and perform its obligations under the Finance Documents and the transactions contemplated by the Finance Documents and has taken all necessary action to authorise the entry into and performance of its obligations under the Finance Documents and the transactions contemplated by the Finance Documents.

18.4 LEGAL VALIDITY

     This Agreement constitutes, and each other Finance Document (when executed in accordance with the terms of this Agreement) will (subject to the qualifications as to matters of law only expressed in any legal opinion delivered to the Agent pursuant to this Agreement) constitute, its legal, valid and binding obligation.

18.5 NON-CONFLICT

     The entry into and performance of each Finance Document and the transactions contemplated by each Finance Document do not and will not conflict with:-

     (a) any applicable law or regulation or any applicable official or judicial order;

     (b)  its constitutional documents; or

     (c) any document to which it is a party or which is binding upon it or any of its assets to an extent or in a manner which might reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents.

18.6 NO DEFAULT

(a) No Event of Default or (unless this representation is being repeated or deemed to be repeated on the date of a Request or a Drawdown Date in respect of a Rollover Loan) Potential Event of Default has occurred and is continuing; and

(b) no other event has occurred which constitutes a default under or in respect of any agreement or document to which it is a party or by which it may be bound to an extent or in a manner which might reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents.

18.7 CONSENTS

     All applicable authorisations required in connection with the entry into, performance, validity and enforceability of each Finance Document to which it is a party and the transactions contemplated by each Finance Document have been obtained or effected and are in full force and effect.

18.8 ACCOUNTS

     The audited consolidated accounts of the Group most recently delivered to the Agent (which, at the date of this Agreement, are the audited consolidated accounts for the financial year of the Group ended 31st December, 1997):-

      (a) have been prepared in accordance with accounting principles and standards generally accepted in the U.K.; and

      (b) fairly represent the consolidated financial condition of the Group as at the date to which they were drawn up.

18.9  LITIGATION

      No litigation, arbitration or administrative proceedings against it are current or pending or, to its knowledge, threatened or pending (including, without limitation, any relating to any breach or alleged breach of any Environmental Law), which, if adversely determined against it, might reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents, other than any proceedings where it has received independent legal advice that, on balance, those proceedings will not be adversely determined, and a copy of that advice has been supplied to the Agent.

18.10 REPRESENTATIONS AT SIGNING

      The Company further represents that as at the date of this Agreement:-

      (a) there has been no material adverse change in the financial condition of the Group from that shown in the audited consolidated accounts of the Group for the year ended 31st December, 1997, which might reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents; and

      (b) there has been no breach by it of any Environmental Law which would have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents.

18.11 REPETITION

      The representations set out in Clauses 18.2 (Status) to 18.9 (Litigation) inclusive shall survive the execution of this Agreement and shall be deemed to be repeated on the date of each Request and on each Drawdown Date, with reference to the facts and circumstances then subsisting, as if made at each such time.

19.   UNDERTAKINGS

19.1  DURATION

      The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

19.2  INFORMATION

      The Company shall supply to the Agent in sufficient copies for all the Banks in respect of the items referred to in paragraphs (a) and (b) below and in sufficient copies for all the Banks in respect of the items referred to in paragraphs (c), (d), (e) and (f) below if the Agent so requests:

     (a) as soon as practicable (and in any event within 180 days after the close of each of its financial years), the audited consolidated accounts of the Group and the audited accounts of each Borrower for that year;

     (b) as soon as practicable (and in any event within 120 days of the end of the first half of each of its financial years), the unaudited consolidated accounts of the Group for that half-year;

     (c) promptly at the request of the Agent, a list of the then current Principal Subsidiaries, together with computations in reasonable detail showing the bases for such list;

     (d) promptly, all notices or other documents despatched by the Company to the Company's shareholders (or any class thereof) or its creditors generally;

     (e) (i) subject to sub-paragraph (ii) below, promptly such further information in the possession or control of the Company regarding the financial condition and operations of the Company or any of its Subsidiaries which is material for evaluation of any Borrower's ability to perform its obligations under the Finance Documents, as the Agent may reasonably request;

          (ii) the Company shall be obliged to provide any information requested under sub-paragraph (i) above only:

               (A) if it does not breach any undertaking of confidentiality given by the Company or any of its Subsidiaries in relation to such information; and

               (B) on the basis that each Finance Party which receives such information will be deemed to have undertaken to the Company to keep it confidential unless it is or comes into the public domain and not to use it or exploit it for any purpose other than in connection with its participation under this Agreement;
          and

     (f) details of any litigation, arbitration or administrative proceedings against it which might reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents, as soon as the same are instituted or, to the knowledge of the Company, threatened or pending.

19.3 NOTIFICATION OF DEFAULT

(a) Each Borrower shall notify the Agent promptly upon any senior officer having actual knowledge of any Default and of the steps being taken to remedy the same.

(b) If the Agent shall have reasonable cause to believe a Default may have occurred, the Company shall promptly at the request of the Agent from time to time, supply the Agent with a certificate signed on behalf of the Company by a duly authorised officer thereof certifying that no Default has occurred and is continuing or, if the same has occurred, specifying the Default and the steps being taken to remedy the same.

19.4 COMPLIANCE CERTIFICATES

(a) The Company shall, as soon as practicable and in any event within 180 days of the end of each of its financial years and within 120 days of the end of the first half of each of its financial years, supply the Agent with a certificate signed on behalf of the Company by an officer of the Company which sets out in reasonable detail computations which establish compliance with Clause 19.14 (Financial condition).

(b) The Company shall, on request by the Agent (acting on the instructions of the Majority Banks), supply the Agent with a certificate from the Company's auditors setting out in reasonable detail computations which establish compliance with Clause 19.14 (Financial condition) as at the end of a financial year of the Group.

19.5 CONSENTS

     Each Borrower shall obtain and promptly renew from time to time, and will promptly upon the request of the Agent furnish certified copies to the Agent of, all authorisations as may be required under any applicable law or regulation to enable it to perform its obligations under any Finance Document or required for the validity or enforceability of any Finance Document and each Borrower shall comply with the terms of the same.

19.6 PARI PASSU RANKING

     Each Borrower undertakes that its obligations under the Finance Documents shall rank at least pari passu with all of its other present and future unsecured and unsubordinated obligations other than those obligations which are mandatorily preferred by law and not by reason of contract.

19.7 NEGATIVE PLEDGE

     No Borrower shall, and the Company shall not permit any Principal Subsidiary to, create or suffer to exist any Encumbrance upon any of its property, assets or revenues now owned or hereafter acquired, to secure any Financial Indebtedness, provided however, that the foregoing shall not apply to, and there shall be excluded from Financial Indebtedness secured by Encumbrances in any computation under this covenant, Financial Indebtedness secured by:

     (a) Encumbrances in existence on the date of this Agreement securing Financial Indebtedness not exceeding (Pounds)10,000,000 (or its equivalent) in aggregate;

     (b) Encumbrances arising by operation of law (or by an agreement to the same effect) or arising in the conduct of the ordinary course of business by any Borrower or Principal Subsidiary, including mechanics', materialmen's, carriers', workmen's, vendors' or other like Encumbrances securing amounts which are not more than 60 days overdue or which are being contested in good faith;

     (c) Encumbrances existing at the time of acquisition on any asset (including real property) acquired or leased by any Borrower or Principal Subsidiary after the date of this Agreement or existing over property of any person at the time such person is merged with or consolidated with that Borrower or Principal Subsidiary or otherwise becomes a member of the Group and not created in contemplation of that acquisition, lease, merger or consolidation, provided that the principal amount of indebtedness secured by such Encumbrance shall not be increased after the date of that acquisition, lease, merger or consolidation;

     (d) Encumbrances securing any asset (including real property) acquired, leased or developed by any Borrower or Principal Subsidiary after the date of this Agreement, so long as the aggregate principal amount secured by such Encumbrances does not exceed five per cent. (5%) of Gross Shareholders' Funds (as determined by reference to the then most recent audited annual or unaudited interim consolidated accounts of the Group) and such Encumbrances are for the sole purpose of financing or refinancing or securing the cost of the acquisition or lease of that asset or any improvements thereon or the projected cost of that development, so long as the principal moneys thereby secured do not exceed the cost of that acquisition or improvement or the projected cost (including rolled up interest) of that development;

     (e)  judgment Encumbrances not giving rise to an Event of Default;

     (f) rights of set off (which constitute Encumbrances) of a financial institution with respect to:

          (i) cash management schemes or similar arrangements within the normal course of banking arrangements; or

          (ii) deposits of any Borrower or Principal Subsidiary held by such financial institution as security for its exposure in respect of the clearing of funds in an amount not to exceed the aggregate amount owed to such financial institution by the Company or any of its Subsidiaries and where such rights of set off exist for no more than five Business Days;

     (g) Encumbrances upon specific items of inventory or other goods and proceeds of any Borrower or Principal Subsidiary securing that Borrower's or Principal Subsidiary's obligations in respect of letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (h) any extension, renewal or replacement (or successive extensions, renewals, or replacements), as a whole or in part, of any Encumbrance referred to in paragraph (a), or (f) for amounts not exceeding the principal amount of the borrowed money so extended, renewed or replaced, provided that such extension, renewal or replacement Encumbrance is limited to all or a part of the same assets that secured the Encumbrance extended, renewed or replaced (plus improvements on such assets); and

     (i)  Encumbrances of any Principal Subsidiary in favour of the Company.

     Notwithstanding the foregoing, each Borrower and each Principal Subsidiary may create or suffer to exist an Encumbrance which would otherwise be subject to the foregoing restrictions or result in any limit in those restrictions being exceeded, provided that, after giving effect thereto, the aggregate amount of secured Financial Indebtedness (excluding therefrom the amount of indebtedness secured by Encumbrances set forth in paragraphs (a) to (i) (both inclusive) above) does not exceed five per cent. (5%) of Gross Shareholders' Funds (as determined by reference to the then most recent audited annual or unaudited interim consolidated accounts of the Group).

19.8 GUARANTEES

(a) The Company shall procure that no guarantee or indemnity or other similar binding assurance against financial loss is granted by any of its Subsidiaries in respect of any Financial Indebtedness of the Company, unless a similar guarantee, indemnity or other binding assurance has been granted in favour of the Banks in respect of the Company's obligations under the Finance Documents.

(b) Paragraph (a) above shall not apply to any guarantee, indemnity or other similar binding assurance against financial loss granted by any Subsidiary of the Company in connection with a cash management, pooling or set-off arrangement operated in the ordinary course of business by a member of the Group at any of its banks.

19.9 DISPOSALS

     No Borrower shall, and the Company shall procure that none of the Principal Subsidiaries shall:

     (a) either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its respective assets, except that the following disposals shall not be taken into account:-

          (i) disposals (including the discounting of bills or notes) made in the ordinary course of business of the disposing entity;

          (ii) disposals from a member of the Group to another member of the Group unless the disposal is to enable the member of the Group (not being a Borrower or a Principal Subsidiary) to make a disposal which would not be permitted to be made by a Borrower or Principal Subsidiary under this Clause;

          (iii) disposals of cash raised or borrowed for the purposes for which it was raised or borrowed;

          (iv) disposals of investments listed or dealt in on any securities exchange or over-the-counter market (not being investments in any member of the Group);

          (v) disposals of property in exchange for (or sale of assets for cash and the application within 12 months of such amounts in the acquisition of) other property comparable or superior as to type, value and quality;

          (vi)  disposals on arm's length terms (including as to consideration);

          (vii)   disposals of obsolete assets for cash;

          (viii)  disposals, in addition to those permitted under sub-paragraphs
                  (i) to (vii) (both inclusive) above, during any financial year of the Group where the aggregate book value of the property or assets disposed of in that financial year does not exceed five per cent. (5%) of Gross Shareholders' Funds (as determined by reference to the then most recent audited annual or unaudited interim consolidated accounts of the Group); or

      (b) sell or otherwise dispose of any of its assets on terms whereby such asset is or may be leased to or re-acquired or acquired by it or any of its Subsidiaries, except that the following disposals shall not be taken into account:-

          (i) any sale and lease backs of real property on normal arm's length commercial terms and any arrangement in existence at the date hereof; or

          (ii) any sale and lease-back or disposals of any property or assets which are entered into to finance all or part of the price of its acquisition, development, modification or improvement so long as the aggregate book value of the property and assets so disposed during any financial year of the Group (not including those falling within sub-paragraph (i) above) does not exceed five per cent. (5%) of Gross Shareholders' Funds (as determined by reference to the then most recent audited annual or unaudited interim consolidated accounts of the Group).

      Notwithstanding the above, any Borrower or any Principal Subsidiary may dispose of a substantial part of its assets if:-

      (A) the Company delivers to the Agent, prior to the disposal being effected, a certificate, signed on behalf of the Company by a director of the Company, certifying that, immediately after the disposal, the Company would be in compliance with Clause 19.14 (Financial condition), together with calculations in reasonable detail evidencing the compliance; and

      (B) in the reasonable opinion of the Majority Banks, the disposal would not have a material adverse effect on the ability of the Company to perform its payment obligations under the Finance Documents.

19.10 INDEBTEDNESS OF OPERATING SUBSIDIARIES

      The Company shall not permit any Operating Subsidiary to incur or permit to subsist any Financial Indebtedness to any person provided however that the foregoing shall not apply to the following (so that they shall be excluded from Financial Indebtedness in any computation under this covenant):

      (a) Financial Indebtedness incurred pursuant to arrangements in existence at the date of this Agreement and any renewal or extension of those arrangements;

      (b)  liabilities under the Finance Documents;

      (c) Financial Indebtedness incurred by any person existing either at the time of the acquisition of such person by a member of the Group or at the time such person is merged with or consolidated with a member of the Group or otherwise becomes a member of the Group provided that the principal amount of such Financial Indebtedness shall not be increased after the date of that acquisition, merger or consolidation;

      (d) any Financial Indebtedness constituted by debits on accounts maintained with banks as a result of pooling, netting and set-off arrangements existing with those banks which have extended overdraft, cash settlement and cash management and other working capital and investment management facilities;

      (e)  any Financial Indebtedness consented to by the Majority Banks; and

      (f) any Financial Indebtedness (other than Financial Indebtedness referred to in paragraphs (a) to (e) above) the principal aggregate amount of which does not exceed 10 per cent. (10%) of Gross Shareholders' Funds (as determined by reference to the then most recent audited annual or unaudited interim consolidated accounts of the Group).

      For the purposes of this Clause, an "OPERATING SUBSIDIARY" is a trading Subsidiary of the Company with its own turnover.

19.11 INSURANCE

      Each Borrower will, and the Company shall procure that each of the Principal Subsidiaries shall, carry and maintain in full force and effect at all times with financially sound and reputable insurers, insurance with respect to its real property and business against such liabilities, casualties, risks and contingencies and of such types (including self-insurance with appropriate reserves) and in such amounts as is consistent with prudent business practice as determined by the Company's directors.

19.12 ENVIRONMENTAL LAWS

      Each Borrower will, and the Company shall procure that each of the Principal Subsidiaries shall, comply with and carry out its business in accordance with all Environmental Laws necessary for the conduct of its business where any failure to comply or carry out its business in accordance with such Environmental Laws would have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents.

19.13 CHANGE OF BUSINESS

      The Company shall ensure that the majority of the business carried on by the Group at any time (determined by reference to the annual turnover of the Group) comprises businesses relating to engineering, defence, general manufacturing industry, related industrial services or any business ancillary or related to any of the foregoing types.

19.14 FINANCIAL CONDITION

         The Company shall procure that:

     (a) as at the end of each of its financial years and as at the end of the first half of each of its financial years, Total Consolidated Net Borrowings shall not exceed 1.25 times Gross Shareholders' Funds; and

     (b) as at the end of each of its financial years and as at the end of the first half of each of its financial years, the ratio of Profit Before Interest for the preceding 12 month period to Net Borrowing Costs for the preceding 12 month period shall not be less than 3 to 1.

20.  DEFAULT

20.1 EVENTS OF DEFAULT

     Each of the events set out below is an Event of Default:

     (a) NON-PAYMENT: a Borrower does not pay on the due date any amount payable by it under the Finance Documents at the place and in the currency at or in which it is expressed to be payable and the failure to pay continues for five Business Days; or

     (b) BREACH OF CLAUSE 19.14 (FINANCIAL CONDITION): the Company fails to comply with either of its obligations under Clause 19.14 (Financial condition); or

     (c) BREACH OF OTHER OBLIGATIONS: a Borrower fails to comply with any provision of any Finance Document (other than any provision referred to in paragraphs (a) and (b) above) and such failure, if, in the opinion of the Majority Banks, it is capable of remedy, is not remedied within 30 days of the giving of written notice by the Agent to the Company requiring such failure to be remedied; or

     (d) MISREPRESENTATION: any representation, warranty or statement made or repeated in any Finance Document, Request or any Compliance Certificate is incorrect in any respect which is, in the opinion of the Majority Banks, material in the context of this Agreement or either of the Facilities to be provided under this Agreement; or

     (e)  Cross-acceleration:

          (i) any Financial Indebtedness of any Borrower and/or any Principal Subsidiary in an aggregate amount in excess of (Pounds)10,000,000 at any time becomes prematurely due and payable as a result of an event of default (howsoever described) under any contract or document relating to any such Financial Indebtedness; or

          (ii) any Financial Indebtedness of any Borrower and/or any Principal Subsidiary in an aggregate amount in excess of (Pounds)10,000,000 is not paid when due (after the expiry of any applicable grace period specified in the terms of the relevant contract(s) or documents relating to such Financial Indebtedness); or

     (f)  Insolvency:

          (i) any Borrower or Principal Subsidiary is deemed unable to pay its debts within the meaning of section 123(1)(b), (c), (d) (e) or
               (2) of the Insolvency

                Act 1986 (as that section may be amended by order under Section 416 of the Insolvency Act 1986 or otherwise); or

          (ii) any Borrower or Principal Subsidiary becomes unable to pay its debts as they fall due; or

          (iii) any Borrower or Principal Subsidiary otherwise becomes insolvent; or

          (iv) any Borrower or Principal Subsidiary suspends making payments (whether of principal or interest) with respect to all or any class of its debts, or announces an intention to do so; or

      (g) Administration:

          (i) an administration order in relation to any Borrower or Principal Subsidiary is made; or

          (ii) any Borrower or Principal Subsidiary passes a resolution to present an application for an administration order; or

      (h) COMPOSITIONS ETC.: any steps are taken by the Company with a view to proposing any kind of composition, scheme of arrangement, compromise or arrangement involving any Borrower or Principal Subsidiary and any of their respective creditors generally (or any class of them); or

      (i) Appointment of receivers and managers:

          (i) any administrative or other receiver or any manager is appointed of any Borrower or Principal Subsidiary or of all or any substantial part of their respective assets; or

          (ii) the directors of any Borrower or Principal Subsidiary request any person to appoint such a receiver or manager; or

          (iii) any other steps are taken to enforce any Encumbrance over any substantial part ("substantial" being regarded as 15% for this purpose) of the assets of any Borrower or Principal Subsidiary unless such enforcement is being contested in good faith or does not have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents or is otherwise discharged or stayed within 28 days; or

      (j) LEGAL PROCESS: any attachment, sequestration, distress or execution affects any substantial part ("substantial" being regarded as 15% for this purpose) of the assets of any Borrower or Principal Subsidiary and is not discharged or stayed within 28 days; or

      (k) Winding up:

          (i) any Borrower or Principal Subsidiary passes a resolution for (or to petition for) its winding-up; or

          (ii) any Borrower or Principal Subsidiary presents any petition for the winding up of any Borrower or Principal Subsidiary; or

          (iii) an order of a United Kingdom court or regulatory body for the winding up of any Borrower or Principal Subsidiary is made;

          (iv) any person (other than a Borrower or Principal Subsidiary) presents a petition for the winding up of any Borrower or Principal Subsidiary where the proceedings are not set aside or withdrawn (unless they are vexatious or frivolous) within 28 days of their being instituted, save in connection with a solvent winding-up of a Borrower (other than the Company) or a Principal Subsidiary as part of a reorganisation made with the consent of the Majority Banks such consent not to be unreasonably withheld or delayed; or

     (l) ANALOGOUS PROCEEDINGS: there occurs, in relation to any Borrower or Principal Subsidiary in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Majority Banks, corresponds in that country or territory with any of those mentioned in paragraphs (f) to (k) (inclusive) above or any Borrower or Principal Subsidiary otherwise becomes subject, in any such country or territory, to any law relating to insolvency, bankruptcy or liquidation; or

     (m) UNLAWFULNESS: at any time it is unlawful for any Borrower to perform any of its payment obligations under the Finance Documents or such obligations cease to be legal, valid, binding and enforceable; or

     (n) MATERIAL ADVERSE CHANGE: there shall occur any material adverse change in the financial condition of the Group as of the date of this Agreement which might reasonably be expected to prejudice the ability of the Company to comply with its payment obligations under the Finance Documents; or

     (o) GUARANTEE: the obligations of the Company under Clause 17.1 (Guarantee) are not effective, or are alleged by the Company not to be effective, for any reason; or

     (p) CESSATION OF BUSINESS: any Borrower or Principal Subsidiary ceases or threatens to cease to carry on its business as a going concern and, in the case of a Principal Subsidiary, the cessation might, in the reasonable opinion of the Majority Banks, be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents; or

     (q) FAILURE TO COMPLY WITH FINAL JUDGMENT: any Borrower fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction where such failure to comply or pay such sum might reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents; or

     (r) REPUDIATION OF AGREEMENT: the Company repudiates this Agreement or does or causes to be done any act or thing clearly evidencing an intention to repudiate this Agreement.

20.2 ACCELERATION

     If any such event as is mentioned in Clause 20.1 (Events of Default) occurs and at any time thereafter if any such event shall then be continuing, the Agent may, and shall if so directed by the Majority Banks, by written notice to the Company, such notice to be copied to the other Borrowers:

     (a) declare that the Facilities and the Commitments shall be cancelled forthwith, whereupon the same shall be so cancelled forthwith; and/or

     (b) declare all or part of the Loans immediately due and payable, whereupon the same shall become immediately due and payable together with all interest accrued thereon and all other amounts payable under the Finance Documents to the Finance Parties.

20.3 ADVANCES DUE ON DEMAND

     If, pursuant to Clause 20.2 (Acceleration), the Agent declares all or any part of the Loans to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by Majority Banks, shall) by notice to the Company, such notice to be copied to the other Borrowers:

     (a) require repayment of all or such part of the Loans on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrowers under this Agreement) or withdraw its declaration with effect from such date as it may specify; and/or

     (b) select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less.

21.  THE AGENT AND THE ARRANGERS

21.1 APPOINTMENT AND DUTIES OF THE AGENT

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agent irrevocably authorizes the Agent on its behalf to:

     (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

     (ii) execute each Finance Document expressed to be executed by the Agent on that Party's behalf.

(c) The Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2 ROLE OF THE ARRANGERS

     Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

21.3 RELATIONSHIP

     The relationship between the Agent and the other Finance Parties is that of agent and principal only. Except as contemplated by the Finance Documents, nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4 MAJORITY BANKS' INSTRUCTIONS

(a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of all the Banks.

(b) The Agent is not authorized to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.5 DELEGATION

     The Agent may act under the Finance Documents through its personnel and agents.

21.6 RESPONSIBILITY FOR DOCUMENTATION

     Neither the Agent nor any Arranger is responsible to any other Party for:

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (b)  the collectability of amounts payable under any Finance Document; or

     (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including, without limitation, any Information Memorandum).

21.7 DEFAULT

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

21.8 EXONERATION

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Finance Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.9 RELIANCE

     The Agent may:

     (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

     (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

     (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

21.10 CREDIT APPROVAL AND APPRAISAL

     Without affecting the responsibility of any Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

     (a) has made its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arranger in connection with any Finance Document; and

     (b) will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11 INFORMATION

     (a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent) or 28.4 (Additional Borrowers) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)  Except as provided above, the Agent has no duty:

     (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Borrower or any related entity of any Borrower whether coming into its possession before, on or after the date of this Agreement; or

     (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Borrower.

21.12 THE AGENT AND THE ARRANGERS INDIVIDUALLY

(a) If it is also a Bank, the Agent and each Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or an Arranger.

(b)  The Agent and each Arranger may:

     (i)   carry on any business with a Borrower or its related entities;

     (ii) act as agent or trustee for, or in relation to any financing involving, a Borrower or its related entities; and

     (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Agent, the agency division of the Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent may be treated as confidential by the Agent and will not be deemed to be information possessed by the Agent in its capacity as such.

(d) Each Borrower irrevocably authorizes the Agent to disclose to the other Finance Parties any information which, in the opinion of the Agent, is received by it in its capacity as the Agent.

(e) The Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent incurred by it in connection with the Finance Documents.

21.13 INDEMNITIES

(a) Without limiting the liability of any Borrower under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which its participation in the Loans (if any) bears to the Original Sterling Amount of all the Loans on the date of the demand. However, if there are no Loans outstanding on the date of demand, then the proportion will be the proportion which its Commitments bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

21.14 COMPLIANCE

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Borrower or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15 RESIGNATION OF THE AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may (with the prior consent of the Company) appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the Agent may (with the prior consent of the Company) appoint a successor Agent.

(c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term "AGENT" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

(f) The Majority Banks may, by notice to the Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

21.16 BANKS

(a) The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Bank to the contrary.

(b) The Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

22.   FEES

22.1  ARRANGEMENT FEE

      The Company shall pay to the Arrangers an arrangement fee (comprising underwriting and syndication fees) in the amounts and on the dates agreed in the Fee Letter between the Arrangers and the Company.

22.2  AGENT'S FEE

      The Company shall pay to the Agent for its own account an agency fee in the amount and on the dates agreed in the Fee Letter between the Agent and the Company.

22.3  COMMITMENT FEE

(a) The Company shall during the Commitment Period pay to the Agent for each Bank a commitment fee in Sterling computed at the rate of:

      (i) 0.125 per cent. per annum on the undrawn, uncancelled amount of that Bank's Facility A Commitment; and

      (ii) 0.08 per cent. per annum on the undrawn, uncancelled amount of that Bank's Facility B Commitment.

      For this purpose Loans are taken at their Original Sterling Amount.

(b) Accrued commitment fee is payable quarterly in arrear, with the first payment being payable three months after the date of this Agreement. Accrued commitment fee shall also be payable to the Agent for the relevant Bank on the cancelled amount of its Commitment at the time the cancellation comes into effect.

22.4  UTILISATION FEE

(a) The Company shall pay to the Agent for each Bank a utilisation fee in Sterling computed at the rate of 0.025 per cent. per annum on the aggregate Original Sterling Amount of Loans outstanding in respect of any period during which the Original Sterling Amount of Loans outstanding during that period exceeds 50% of the Total Commitments at the date of this Agreement. For this purpose Loans are taken at their Original Sterling Amount.

(b)  Accrued utilisation fee is payable quarterly in arrear.

22.5 VAT

     Any fee referred to in this Clause 22 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee.

23.  EXPENSES

23.1 INITIAL AND SPECIAL COSTS

     The Company shall within 14 days of demand pay the Arrangers the amount of all reasonable costs and expenses (including reasonable legal fees up to the limit agreed in the Fee Letter between the Arrangers and the Company and any applicable value added tax) incurred by them in connection with the negotiation, preparation, printing and execution of this Agreement and the syndication of the Facilities.

23.2 ENFORCEMENT COSTS

     The Company shall within 14 days of demand pay to each Finance Party the amount of all reasonable costs and expenses (including legal fees and any applicable value added tax) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

24.  STAMP DUTIES

     The Company shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable:

     (a) in the jurisdiction of incorporation of any Borrower in connection with the entry into or performance of any Finance Document; or

     (b)  anywhere in connection with the enforcement of any Finance Document,

     including any liability which results from any failure to pay or any delay in paying such tax.

25.  INDEMNITIES

25.1 CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of a Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

     (i) that Borrower shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

     (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Borrower concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

     (iii) the Borrower shall forthwith on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.

(b) Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2 OTHER INDEMNITIES

(a) The Company shall indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

     (i)   the occurrence of any Event of Default;

     (ii)  the operation of Clause 20.2 (Acceleration); or

     (iii) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) a Loan not being made after the Borrower has delivered a Request.

      The Company's liability in each case includes any loss (other than loss of margin) or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b) If a Bank receives or recovers any payment of principal of a Loan or of an overdue amount other than on the last day of the Interest Period relative to that Loan or amount so received or recovered, the Bank shall calculate the difference between:

      (i) the additional interest which would have been payable on the principal so received or recovered had it been received or recovered on the last day of the relevant Interest Period; and

      (ii) the amount of interest which, in the reasonable opinion of the Bank, would have been payable to the Bank on the last day of that Interest Period in respect of the principal so received or recovered if the principal so received or recovered had been placed on deposit by the Bank earning interest at the rate quoted by the Bank to the relevant Borrower to be that at which money can be deposited by that Bank with a prime bank for a period starting on the Business Day following the date of receipt or recovery and ending on the last day of that Interest Period.

     If (i) is greater than (ii) then the relevant Borrower shall, within five Business Days of a demand from the relevant Bank, pay to that Bank an amount equal to the difference.

26.  EVIDENCE AND CALCULATIONS

26.1 ACCOUNTS

     Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

26.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by a Finance Party of a rate or amount under the Finance Documents must be accompanied by a calculation in reasonable detail and any applicable invoices and is prima facie evidence of the matters to which it relates.

26.3 CALCULATIONS

     Interest (including any applicable MLA Cost) and the fees payable under Clause 22.3 (Commitment fee) and 22.4 (Utilisation fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days, or, in the case of interest payable on an amount denominated in an Optional Currency or euros only (unless market practice otherwise dictates), 360 days.

27.  AMENDMENTS AND WAIVERS

27.1 PROCEDURE

(a) Subject to Clause 27.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company, and the Majority Banks. The Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

27.2 EXCEPTIONS

(a)  An amendment or waiver which relates to:

     (i)   the definition of "MAJORITY BANKS" in Clause 1.1 (Definitions);

     (ii) an extension of the date (including any Final Maturity Date) for, or a decrease in an amount or a change in the currency of, any payment to that Bank under the Finance Documents (including the Margin and any fee payable under Clause 22.3 (Commitment fee) or 22.4 (Utilisation fee));

     (iii) an increase in a Bank's Commitment;

     (iv) a term of a Finance Document which expressly requires the consent of all the Banks; or

     (v) Clause 2.3 (Nature of a Finance Party's rights and obligations), Clause 28.2 (Transfers by Banks), Clause 31 (Pro rata sharing) or this Clause 26, may not be effected without the agreement of all the Banks.

(b) An amendment or waiver which relates to the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.

27.3 WAIVERS AND REMEDIES CUMULATIVE

     The rights of each Finance Party under the Finance Documents:

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under the general law;
          and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.  CHANGES TO THE PARTIES

28.1 TRANSFERS BY BORROWERS

     No Borrower may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

28.2 TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitments and/or any of its rights and/or obligations under this Agreement to another bank or financial institution (the "NEW BANK").

(b) (i) A transfer of part of a Commitment must be in a minimum amount of at least (Pounds)5,000,000; and

     (ii) the prior consent of the Company is required for any such assignment, transfer or novation. However, the prior consent of the Company must not be unreasonably withheld or delayed. The consent of the Company will be deemed to be given if the Company has not responded to any request for consent by the expiry of 15 Business Days from the date of the delivery of such request to the Company.

     Notwithstanding the above, if the Existing Bank gives the Company prior notice, any transfer from an Existing Bank to :-

     (A)  a Bank which is a Qualifying Bank; or

     (B)  an Affiliate (which is a Qualifying Bank) of a Bank,

     shall not require the prior consent of the Company.

(c)  A transfer of obligations will be effective only if either:

     (i) the obligations are novated in accordance with Clause 28.3 (Procedure for novations); or

     (ii) the New Bank confirms to the Agent and the Company that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(d) If a Bank gives the Company prior notice, a Bank may sub-contract an obligation to a person if that Bank remains liable under this Agreement for that obligation.

(e) On each occasion an Existing Bank assigns, transfers or novates any of its Commitments and/or any of its rights and/or obligations under this Agreement (otherwise than pursuant to a Syndication Agreement), the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (Pounds)750.

(f)  An Existing Bank is not responsible to a New Bank for:

     (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (ii)  the collectability of amounts payable under any Finance Document; or

     (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

     (i) has made its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)  Nothing in any Finance Document obliges an Existing Bank to:

     (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

     (ii) support any losses incurred by the New Bank by reason of the non-performance by any Borrower of its obligations under this Agreement or otherwise.

(i) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

28.3 PROCEDURE FOR NOVATIONS

(a)  A novation is effected if:

     (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Part I of
           Schedule 5 (a "NOVATION CERTIFICATE"); and

     (ii)  the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

     (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

     (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

     (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

     (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

28.4 ADDITIONAL BORROWERS

(a) If the Company wishes one of its Subsidiaries to become an Additional Borrower, then it may (after prior consultation with the Agent) deliver to the Agent the documents listed in Part II of Schedule 2.

(b) On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, the Subsidiary concerned will become an Additional Borrower. However, it may not submit a Request until the Agent confirms to the other Finance Parties and the Company that it has received all the documents referred to in paragraph (a) above in form and substance satisfactory to it.

(c) Delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, constitutes confirmation by that Subsidiary and the Company that the representations and warranties set out in Clause 18.2 (Status) to 18.9 (Litigation) are correct on the date of the Borrower Accession Agreement, as if made by them with reference to the facts and circumstances then existing.

28.5 REFERENCE BANKS

     If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

28.6 REGISTER

     The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

28.7 CESSATION OF BORROWER

     If no amount is owed under the Finance Documents by a Borrower (other than the Company), the Company may by notice to the Agent designate that that Borrower will cease to be a Borrower for the purposes of this Agreement. Without prejudice to any right which a Finance Party may have against that Borrower, notwithstanding any other term of this Agreement, that Borrower shall cease to be a Borrower for the purposes of this Agreement on the date specified in the notice.

29.  DISCLOSURE OF INFORMATION

     A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

     (a)  a copy of any Finance Document; and

     (b) any information which that Bank has acquired under or in connection with any Finance Document,

     but only if:

     (i) the Company has given its consent in circumstances where its consent is required under Clause 28 (Changes to the Parties) to the relevant assignment, transfer or novation; and

     (ii) the proposed recipient of the information has agreed with the Company to keep that information confidential on terms acceptable to the Company.

30.  SET-OFF

     Except to the extent that an Encumbrance is created, a Finance Party may, if an Event of Default is then outstanding, set off any matured obligation owed by a Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

31.  PRO RATA SHARING

31.1 REDISTRIBUTION

     If any amount owing by a Borrower under this Agreement to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 12 (Payments) (a "RECOVERY"), then:

     (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

     (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 12 (Payments);

     (c) subject to Clause 31.3 (Exceptions), the recovering Finance Party shall within three Business Days of demand by the Agent pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

     (d) the Agent shall treat the redistribution as if it were a payment by the Borrower concerned under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.7 (Partial payments); and

     (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph
          (d) above and that Borrower will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.2 REVERSAL OF REDISTRIBUTION

     If under Clause 31.1 (Redistribution):

     (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to a Borrower; and

     (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

     each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the re-distribution. Thereupon, the subrogation in Clause 31.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

31.3 EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Borrower concerned in the amount of the redistribution pursuant to Clause 31.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

32.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

     (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.  ECONOMIC AND MONETARY UNION

33.1 COMING INTO EFFECT OF PROVISIONS

     Clause 33.2 (Redenomination and alternative currencies) to Clause 33.8 (Rounding and other consequential changes) (inclusive) shall come into effect on the Commencement Date PROVIDED THAT, if and to the extent that any such Clause relates to any state (or the currency of such state) which shall not be a participating member state on the Commencement Date, such Clause shall come into effect in relation to such state (and the currency of such state) on and from the date on which such state becomes a participating member state.

33.2 REDENOMINATION AND ALTERNATIVE CURRENCIES

     Each obligation under this Agreement which has been denominated in a national currency shall be redenominated into euros in accordance with EMU legislation. However, if and to the extent that any EMU legislation provides that an amount (which is (a) denominated either in euros or in the national currency of a participating member state and (b) payable within that participating member state by crediting an account of the creditor) can be paid by the debtor either in euros or in that national currency, each party to this Agreement shall be entitled to pay or repay any such amount either in euros or in such national currency.

33.3 LOANS

     Any Loans in the currency of a participating member state shall be made in euros.

33.4 BUSINESS DAYS

     In relation to any amount denominated or to be denominated in euros or a national currency, any reference to a Business Day shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London.

33.5 PAYMENTS TO THE AGENT

     Clause 12.2 (Funds) shall be construed so that, in relation to the payment of any amount of euros or national currency, such amount shall be made available to the Agent in immediately available, freely transferable, cleared funds to such account with such bank in such principal centre in such participating member state (or in London) as the Agent shall from time to time nominate for this purpose.

33.6 PAYMENTS BY THE AGENT TO THE BANKS

     Any amount payable by the Agent to the Banks under this Agreement in the currency of a participating member state shall be paid in euros.

33.7 PAYMENTS SYSTEM AND THE AGENT

     In relation to the payment of any amount denominated in euros or in a national currency, the Agent shall not be liable to any of the Banks for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in euros or, as the case may be, in the national currency) to the account with the bank in the principal financial centre in the participating member state which the Borrower or, as the case may be, any Bank shall have specified for such purpose. In this Clause 33.7, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of euros.

33.8 ROUNDING AND OTHER CONSEQUENTIAL CHANGES

     Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation:

     (a) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency to be paid to or by the Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in euros as the Agent may from time to time specify; and

     (b) save as expressly provided in this Clause 33, this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to euros in participating member states,

     PROVIDED THAT this Clause 33 (Economic and Monetary Union) shall not reduce or increase any actual or contingent liability arising under this Agreement.

34.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.  NOTICES

35.1 GIVING OF NOTICES

     All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

     (a)  if by letter, when delivered personally or on actual receipt; and

     (b) if by facsimile, when received in legible form. Any notice received by facsimile by the Agent will require to be delivered in its original form. However, any facsimile not received in original form by the Agent shall not invalidate the notice.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

35.2 ADDRESSES FOR NOTICES

(a) The address and facsimile number of each Party (other than the Company and the Agent) for all notices under or in connection with the Finance Documents are:

     (i) those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

     (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)  The address and facsimile number of the Borrowers are:

     TI Group plc
     Lambourn Court
     Abingdon
     Oxon OX14 1UH

     Facsimile no:    01235 555818
     For the attention of:  Group Treasurer

     or such other as the Company may notify to the Agent by not less than five Business Days' notice.

(c)  The address and facsimile number of the Agent are:

     HSBC Investment Bank plc
     Vintners Place
     68 Upper Thames Street
     London
     EC4V 3BJ

     Facsimile no: (0171) 336 9293

     For the attention of: Specialised Financing Loans Administration or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(d)  All notices from or to a Borrower shall be sent through the Agent.

(e) The Agent shall, promptly upon request from any Party, give to that Party the address or fax number of any other Party applicable at the time for the purposes of this Clause.

36.  LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

     (i)  in English; or

     (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

37.  JURISDICTION

37.1 SUBMISSION

     For the benefit of each Finance Party, each Borrower agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

37.2 SERVICE OF PROCESS

     Without prejudice to any other mode of service, each Borrower (other than a Borrower incorporated in England and Wales):

     (a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

     (b) agrees that failure by a process agent to notify the relevant Borrower of the process will not invalidate the proceedings concerned; and

     (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 35.2 (Addresses for notices).

37.3 FORUM CONVENIENCE AND ENFORCEMENT ABROAD

     Each Borrower:

     (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

     (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

37.4 NON-EXCLUSIVITY

     Nothing in this Clause 37 limits the right of a Finance Party to bring proceedings against a Borrower in connection with any Finance Document:

     (a)  in any other court of competent jurisdiction; or

     (b)  concurrently in more than one jurisdiction.

38.  GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                    SCHEDULE 1

                             BANKS AND COMMITMENTS

                                     PART I

                       BANKS AND COMMITMENTS - FACILITY A

BANKS                                                           COMMITMENTS
                                                                 (Pounds)

ABN AMRO BANK N.V.                                              83,333,334
CITIBANK, N.A.                                                  83,333,333
MIDLAND BANK plc                                                83,333,333




                                                               ___________

                                 Total A Commitments   (Pounds)250,000,000
                                                               ___________


                                    PART II

                       BANKS AND COMMITMENTS - FACILITY B


BANKS                                                           COMMITMENTS
                                                                 (Pounds)
ABN AMRO BANK N.V.                                              83,333,333
CITIBANK, N.A.                                                  83,333,334
MIDLAND BANK plc                                                83,333,333




                                                               ___________

                                 Total B Commitments   (Pounds)250,000,000
                                                               ___________

                                    SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART I

                     TO BE DELIVERED BEFORE THE FIRST LOAN


1. A copy of the memorandum and articles of association and certificate of incorporation of the Company and TIIH.

2. A copy of a resolution of the board of directors or a duly authorised committee of the board of directors of each of the Company and TIIH, approving the terms of, and the transactions contemplated by, this Agreement, together with, if applicable, a copy of a resolution of the relevant board of directors establishing the committee.

3. A specimen of the signature of each person authorized by each resolution referred to in paragraph 2 above to sign this Agreement and to sign and/or despatch all documents and notices (including Requests) to be signed and/or despatched by it under or in connection with this Agreement.

4. A certificate of an authorized signatory of the Company confirming that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on any Borrower to be exceeded.

5. A certificate of an authorized signatory of the Company certifying that each copy document specified in Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

6. A legal opinion of Clifford Chance, legal advisers to the Arrangers and the Agent, addressed to the Finance Parties.

                                    PART II

                   TO BE DELIVERED BY AN ADDITIONAL BORROWER


1. A Borrower Accession Agreement, duly executed by the Additional Borrower and the Company.

2. A copy of the memorandum and articles of association and certificate of incorporation or other constitutional documents of the Additional Borrower.

3. A copy of a resolution of the board of directors of the Additional Borrower approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement.

4. A specimen of the signature of each person authorized by the resolution referred to in paragraph 3 above to sign the Borrower Accession Agreement and to sign and/or despatch all documents and notices (including Requests) to be signed and/or despatched by it under or in connection with this Agreement.

5. A certificate of a director of the Additional Borrower confirming that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on it to be exceeded.

6. A copy of any other authorization or other document which is necessary in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document.

7.   If produced, the latest audited accounts of the Additional Borrower.

8. A certificate of an authorized signatory of the Additional Borrower certifying that each copy document specified in Part II of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

9. A legal opinion of Allen & Overy, legal advisers to the Company, addressed to the Finance Parties.

10. Where relevant, a legal opinion from appropriate overseas counsel to the Additional Borrower, acceptable to the Agent, addressed to the Finance Parties.

                                    SCHEDULE 3

                          CALCULATION OF THE MLA COST


(a) The MLA Cost for a Loan denominated in Sterling for its Interest Periods is calculated in accordance with the following formula:

     BY + L(Y-X) + S(Y-Z) % per annum = MLA Cost
     --------------------
        100-(B + S)

     where on the day of application of the formula:

     B is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y is the rate at which Sterling deposits are offered by the Agent to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant period;

     L is the percentage of eligible liabilities which the Bank of England requires the Agent to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

     X is the rate at which secured Sterling deposits may be placed by the Agent with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11.00 a.m. on that day for the relevant period;

     S is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit; and

     Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)  For the purposes of this Schedule 3:

     (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

     (ii) "RELEVANT PERIOD" in relation to each Interest Period, means:

          (A)  if it is three months or less, that Interest Period; or

          (B)  if it is more than three months, three months.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)  (i)  The formula is applied on the first day of the relevant Interest
          Period.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Agent must not place the Banks in a better or worse position than they had prior to the change in circumstances and shall, in the absence of manifest error, be binding on all the Parties.

                                    SCHEDULE 4

                                FORM OF REQUEST


To:  HSBC INVESTMENT BANK plc

From:  [BORROWER]
                                                            Date: [          ]


     TI GROUP PLC-(Pounds)500,000,000 CREDIT AGREEMENT DATED 27TH APRIL, 1998

1.   We wish to borrow a Facility A Loan/Facility B* Loan as follows:

     (a)  Drawdown Date: [                                         ]

     (b)  Amount of currency:  [                                         ]

     (c)  Interest Period: [                                         ]

     (d)  Payment instructions: [                                         ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.


By:

[BORROWER]
Authorized Signatory


________________________
* Delete as applicable

                                    SCHEDULE 5

                          FORMS OF ACCESSION DOCUMENTS

                                     PART I

                              NOVATION CERTIFICATE

To:  HSBC INVESTMENT BANK plc as Agent

From:  [THE EXISTING BANK] and [THE NEW BANK]  Date: [                ]

   TI GROUP PLC -(Pounds)500,000,000 CREDIT AGREEMENT DATED 27TH APRIL, 1998

We refer to Clause 28.3 (Procedure for novations).

1.   We [                                    ] (the "EXISTING BANK") and [    ]
     (the "NEW BANK") agree to the Existing Bank and the New Bank novating all or part of the Existing Bank's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 28.3 (Procedure for novations).

2. The specified date for the purposes of Clause 28.3(c) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 35.2 (Addresses for notices) are set out in the Schedule.

4.   This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                COMMITMENT/RIGHTS AND OBLIGATIONS TO BE NOVATED

[insert relevant details].

[Existing Bank]  [New Bank]

By:  By:

Date:  Date:

[NEW BANK]

[Facility Office  Address for notices]

HSBC INVESTMENT BANK plc

By:

Date:

                                    PART II

                          BORROWER ACCESSION AGREEMENT


To:  HSBC INVESTMENT BANK plc as Agent

From:  [PROPOSED BORROWER] and TI GROUP plc

                                                            Date]


               TI GROUP PLC -(Pounds)500,000,000 CREDIT AGREEMENT
                DATED 27TH APRIL, 1998 (THE "CREDIT AGREEMENT")

We refer to Clause 28.4 (Additional Borrowers).

[Name of company] of [Registered Office] (Registered no. [             ]) (the
"PROPOSED BORROWER") agrees to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 28.4 (Additional Borrowers).

The address for notices of the Proposed Borrower for the purposes of Clause 35.2 (Addresses for notices) is:

[
                         ]


This Agreement is governed by English law.

By:

[PROPOSED BORROWER]
Authorized Signatory

By:

TI GROUP plc
Authorized Signatory

                                  SIGNATORIES


COMPANY

TI GROUP plc

By:  N. MOORE



TIIH

TI INTERNATIONAL HOLDINGS LIMITED

By:  N. MOORE



ARRANGERS AND BANKS

ABN AMRO BANK N.V.

By:  M.J. CURRAN


CITIBANK, N.A.

By:  JOHN STAFFORD


MIDLAND BANK plc

By:  F.T. SKINNER



AGENT

HSBC INVESTMENT BANK plc

By:  D.R.R. STENT



BK:236837.5
B1:131361.5